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                                                                     EXHIBIT 3.4


                            CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                                   CAMBIO INC.


                     (Pursuant to Section 242 of the General
                          Corporation Law of Delaware)


                  CAMBIO INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:


                  FIRST: That the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that the proposed amendment be placed before the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, Article FIRST of the certificate of incorporation, relating to the name of the corporation, is hereby amended to read in its entirety as follows:

         "FIRST:   The name of the corporation is TELYNX, INC."

                  SECOND: That the stockholders of the Corporation approved the amendment at the annual meeting of the stockholders held on November 28, 2000, in accordance with the applicable provisions of Section 211 of the General Corporation Law of Delaware.

                  THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

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                  IN WITNESS WHEREOF, the undersigned has signed this
Certificate and affirm, under penalties of perjury that the Certificate is the act and deed of the Corporation and the facts stated herein are true.


Date: November 28, 2000                /s/ Ali Al-Dahwi
                                       -----------------------------
                                       Ali Al-Dahwi
                                       President